Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-230466
    333-255423
PROSPECTUS SUPPLEMENT
(to Prospectus dated April 15, 2019)
9,000,000 shares
Common Stock
_____________________________

This is a public offering of 9,000,000 shares of our common stock.

Our common stock is listed on the Nasdaq Global Market, or Nasdaq, under the trading symbol “EOLS.” On April 21, 2021, the last reported sale price of our common stock on Nasdaq was $11.72 per share.
We are an “emerging growth company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “About the Company-Implications of Being an Emerging Growth Company” in the prospectus that accompanies this prospectus supplement.
Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-6 of this prospectus supplement and the risk factors included in the accompanying base prospectus and in the documents filed with the U.S. Securities and Exchange Commission, or the SEC, and incorporated by reference herein and therein to read about certain factors you should consider before investing in our common stock.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$9.50	$85,500,000
Underwriting discounts and commissions (1)	$0.57	$5,130,000
Proceeds to us, before expenses	$8.93	$80,370,000
_________________
(1)    See “Underwriting” for a description of the compensation payable to the underwriters.

We have also granted the underwriters an option for a period of 30 days to purchase up to an additional 1,350,000 shares of our common stock.
Delivery of the shares of common stock is expected to be made on or about April 26, 2021.

SVB Leerink	Stifel	Cantor
H.C. Wainwright & Co.

The date of this Prospectus Supplement is April 21, 2021

In making your investment decision, you should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us. Neither we nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus supplement is an offer to sell only the shares offered hereby, but only under the circumstances and in the jurisdictions where it is lawful to do so. We are not, and the underwriters are not, making an offer to sell the securities described in this prospectus supplement in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the securities and may not be used for or in connection with any offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us is current only as of the date of the applicable document, regardless of its time of delivery or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus supplement or the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement or the accompanying prospectus must inform themselves, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the common stock offered hereby and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated April 15, 2019 (included in our registration statement on Form S-3 (File No. 333-230466)), which provides more general information, some of which may not apply to this offering and some of which may have been supplemented or superseded by information in this prospectus supplement or documents incorporated or deemed to be incorporated by reference into this prospectus supplement that we filed with the SEC subsequent to the date of the prospectus. To the extent that there is any conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, on the other hand, you should rely on the information in this prospectus supplement.

As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement on Form S-3, including its exhibits, of which this prospectus supplement and the accompanying prospectus form a part. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus to which we have referred you and the documents incorporated by reference herein described under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement before deciding whether to invest in the shares of common stock offered by this prospectus supplement.

You should not consider any information in this prospectus supplement, the accompanying prospectus or any free writing prospectus to which we have referred you to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisors for legal, tax, business, financial and related advice regarding the purchase of any of the shares of common stock offered hereby.

EVOLUS™ and Jeuveau® are two of our trademarks that are used in this prospectus supplement and the accompanying prospectus. Jeuveau® is the trade name in the United States for our approved product with non-proprietary name, prabotulinumtoxinA-xvfs. The product has different trade names outside of the United States, but is referred to throughout this prospectus supplement and the accompanying prospectus as Jeuveau®. This prospectus supplement and the accompanying prospectus also include trademarks, trade names and service marks that are the property of other organizations, such as BOTOX® and BOTOX® Cosmetic, which we refer to throughout this prospectus supplement and the accompanying prospectus as BOTOX. Solely for convenience, trademarks and trade names referred to in this prospectus supplement and the accompanying prospectus appear without the ® and ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-6 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2020, along with our financial statements and notes to those financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Unless the context requires otherwise, references in this prospectus supplement and the accompanying prospectus to “Evolus,” “our company,” “we,” “us” and “our” refer to Evolus, Inc.

Our Business

Overview
We are a performance beauty company with a customer-centric approach focused on delivering breakthrough products in the self-pay aesthetic market.

Our first commercial product is Jeuveau®, which is a proprietary 900 kilodalton, or kDa, purified botulinum toxin type A formulation indicated for the temporary improvement in the appearance of moderate to severe glabellar lines, also known as “frown lines,” in adults. Our primary market is the self-pay aesthetic market, which includes medical products purchased by physicians and other customers that are then sold to consumers or used in procedures for aesthetic indications that are not reimbursed by any third-party payor, such as Medicaid, Medicare or commercial insurance. We believe we offer customers and consumers a compelling value proposition with Jeuveau®. Currently, BOTOX (onabotulinumtoxinA) is the neurotoxin market leader, and prior to the approval of Jeuveau®, was the only known 900 kDa botulinum toxin type A complex approved in the United States. We believe aesthetic physicians generally prefer the performance characteristics of the complete 900 kDa neurotoxin complex and are accustomed to injecting this formulation.

United States

In February 2019, we received the approval of our first product Jeuveau® (prabotulinumtoxinA-xvfs) from the U.S. Food and Drug Administration. In May 2019, we commercially launched Jeuveau® in the United States.

International

In August 2018, we received approval from Health Canada for the temporary improvement in the appearance of moderate to severe glabellar lines in adult patients under 65 years of age. We began marketing Jeuveau® in Canada in October 2019 through our distribution partner, Clarion Medical Technologies, Inc.

In September 2019, we received approval from the European Commission to market Jeuveau® in all 28 EU member states, Iceland, Norway and Liechtenstein. In January 2021, we received a positive decision from the European Commission to add the 50 unit product to the existing approval obtained in September 2019. We plan to launch Jeuveau® in Europe in early 2022.

Final Ruling by the U.S. International Trade Commission and the Subsequent Settlement

On January 30, 2019, Allergan, plc (now Allergan Limited) and Allergan, Inc., who we refer to collectively as Allergan, and Medytox, Inc., or Medytox, filed a complaint against us and Daewoong Pharmaceuticals Co., Ltd., or Daewoong, in the International Trade Commission, ITC, alleging that Jeuveau® is manufactured based on misappropriated trade secrets of
Medytox and therefore the importation of Jeuveau® is an unfair act. The ITC matter, which we refer to as the ITC Action, is entitled In the Matter of Certain Botulinum Toxin Products. The ITC instituted an investigation as ITC Inv. No. 337-TA-1145.

On December 16, 2020, the ITC issued a final determination in the ITC Action and issued (1) a limited exclusion order prohibiting the importation of Jeuveau® into the United States for a period of 21 months and (2) a cease and desist order preventing Evolus from, among other things, selling, marketing, or promoting such imported Jeuveau® in the United States for a period of 21 months. We refer to the limited exclusion order and the cease and desist order collectively as the remedial orders. The Final Determination was subject to a 60-day presidential review period before taking effect. During the presidential review period, we were permitted to continue importation and sales of Jeuveau® subject to payment of a bond of $441 per vial.

Effective February 18, 2021, we entered into a Settlement and License Agreement with Medytox and Allergan, which we refer to as the U.S. Settlement Agreement, and another Settlement and License Agreement with Medytox, which we refer to as the ROW Settlement Agreement. We refer to the U.S. Settlement Agreement and the ROW Settlement Agreement collectively as the Medytox/Allergan Settlement Agreements.

Under the Medytox/Allergan Settlement Agreements, we obtained (i) a license to commercialize, manufacture and to have manufactured for us certain products identified in the Medytox/Allergan Settlement Agreements, including Jeuveau® (the “Licensed Products”), in the United States and other territories where we license Jeuveau®, (ii) the dismissal of outstanding litigation against us, including the ITC Action, a rescission of the related remedial orders, and the dismissal of a civil case in the Superior Court of California against us, which we refer to together with any claims (including claims brought in Korean courts) with a common nexus of fact, as the Medytox/Allergan Actions, and (iii) releases of claims against us for the Medytox/Allergan Actions. In exchange, we agreed to (i) make cash payments of $35.0 million in multiple payments over two years to Allergan and Medytox, (ii) pay to Allergan and Medytox certain royalties on the sale of Jeuveau®, based on a certain dollar amount per vial sold of Licensed Product by or on our behalf in the United States, from December 16, 2020 to September 16, 2022, (iii) from December 16, 2020 to September 16, 2022, pay to Medytox a low-double digit royalty on net sales of Jeuveau® sold by us or on our behalf in territories we have licensed outside the United States; (iv) from September 16, 2022 to September 16, 2032, pay to Medytox a mid-single digit royalty percentage on net sales of Jeuveau® in the United States and all territories we have licensed outside the United States, (v) issue to Medytox 6,762,652 shares of our common stock, par value $0.00001 per share, which we issued on February 18, 2021 and (vi) enter into a Registration Rights Agreement pursuant to which we granted certain registration rights to Medytox with respect to such shares of common stock beginning as of March 31, 2022. In addition, under the Medytox/Allergan Settlement Agreements, we made certain representations and warranties and agreed to positive and negative covenants.

On March 23, 2021, we entered into a Confidential Settlement and Release Agreement with Daewoong, which we refer to as the Daewoong Settlement Agreement, a Convertible Promissory Note Conversion Agreement, which we refer to as the Conversion Agreement, and the Third Amendment to our License and Supply Agreement with Daewoong, which we refer to as the Daewoong Agreement Amendment and which License and Supply Agreement, as amended, we refer to as the Daewoong Agreement. We refer to the Daewoong Settlement Agreement, the Conversion Agreement and the Daewoong Agreement Amendment collectively as the 2021 Daewoong Arrangement.

Under the 2021 Daewoong Arrangement, (i) Daewoong agreed to (a) pay us an amount equal to $25.5 million, (b) pay certain reasonable legal fees incurred by our litigation counsel in connection with its defense of the ITC Action (including any appeal of the resulting remedial orders) and our entry into the Medytox/Allergan Settlement Agreements, (c) cancel up to $10.5 million in aggregate milestone payments under our Daewoong Agreement, and (d) reimburse us certain amounts (calculated on a dollar amount per vials sold basis in the United States) for sales of certain products with respect to which we are required to pay Medytox and Allergan royalties pursuant to the U.S. Settlement Agreement; and (ii) we agreed to (y) release certain claims we may have against Daewoong or certain of its affiliates and representatives related to the allegations made in or the subject matter of the Medytox/Allergan Actions, or any orders, remedies and losses resulting from the Medytox/Allergan Actions, and (z) coordinate with Daewoong on certain matters related to the Medytox/Allergan Actions. In the Conversion Agreement, among other things, the parties agreed that (i) the principal balance of the $40.0 million aggregate principal amount convertible promissory note we issued to Daewoong on July 30, 2020, which we refer to as the Daewoong Convertible Note, and accrued and unpaid interest thereon shall be automatically converted, at the conversion price of $13.00 per share, into the right to receive 3,136,869 shares of our common stock; and (ii) the Daewoong Convertible Note shall be deemed cancelled and satisfied in full in connection with such conversion.

Under the Daewoong Agreement Amendment, the Daewoong Agreement was amended to: (i) expand the territory within which we may distribute Jeuveau® to certain countries in Europe; (ii) reduce the period of time with respect to which we are required to deliver binding forecasts to Daewoong; (iii) introduce certain limitations on Daewoong’s ability to convert our exclusive license for certain territories to a non-exclusive license in the event we fail to meet certain minimum purchase requirements for such territory; (iv) adjust the minimum purchase requirements applicable to various territories; (v) require that any Jeuveau® supplied by Daewoong match certain shelf-life thresholds; and (vi) prohibit us from sharing certain confidential information regarding Daewoong with Medytox or its affiliates or representatives.

As a result of the royalty payments that we are required to pay under the Medytox/Allergan Settlement Agreements and after giving effect to the offset of a certain portion thereof that will be reimbursed to us under the 2021 Daewoong Arrangement, we expect that our cost of sales and gross margin will be materially negatively impacted through September 2022 and negatively impacted to a lesser extent from September 2022 to September 2032.

Financial Condition

Our financial statements for the quarter ended March 31, 2021 will not be available until after this offering is completed and consequently will not be available to you prior to investing in this offering. Based upon preliminary estimates and information available to us as of the date of this prospectus supplement, we estimate that we had approximately $22.2 million of cash and cash equivalents as of March 31, 2021 and we estimate that we had approximately $47.7 million of cash and cash equivalents on a pro forma basis to give effect to a $25.5 million payment we received from Daewoong on April 6, 2021 pursuant to the terms of the 2021 Daewoong Arrangement. This estimate of our cash and cash equivalents and pro forma cash and cash equivalents as of March 31, 2021 is preliminary, has not been reviewed by our independent registered public accounting firm and is subject to change upon completion of our financial statement closing procedures. It is possible that we or our independent registered public accounting firm may identify items that require us to make adjustments to the estimate of our cash and cash equivalents balance and pro forma cash and cash equivalents balance set forth above, and those changes could be material. Accordingly, undue reliance should not be placed on this preliminary estimate. The preliminary estimate is not necessarily indicative of any future period and should be read together with the sections titled “Risk Factors” and “Forward-Looking Statements and Statistical Data,” and similar sections in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as our financial statements, related notes and other financial information incorporated by reference in this prospectus supplement.

Corporate Information

We were incorporated in the State of Delaware in November 2012. Our principal executive offices are located at 520 Newport Center Drive, Suite 1200, Newport Beach, California 92660, and our telephone number is (949) 284-4555. Our website is www.evolus.com. We do not incorporate the information on or accessible through our website into this prospectus supplement or the accompanying prospectus. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

THE OFFERING

Common stock offered by us	9,000,000 shares

Option to purchase additional shares from us	We have granted the underwriters an option for a period of 30 days to purchase up to an additional 1,350,000 shares of our common stock.

Common stock to be outstanding after this offering	52,648,749 shares (or 53,998,749 shares if the underwriters exercise in full their option to purchase additional shares of our common stock).

Use of proceeds
We estimate that the net proceeds to us from this offering will be approximately $80.1 million (or approximately $92.1 million if the underwriters exercise in full their option to purchase additional shares of common stock from us), based on the public offering price of $9.50 per share and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We currently plan to use the net proceeds from this offering to continue to fund the U.S. growth of Jeuveau®, European pre-launch activities and general corporate purposes.

See “Use of Proceeds” for more information.

Nasdaq Global Market symbol	“EOLS”

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 4 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of certain factors to consider carefully before deciding to purchase any shares of our common stock.

The number of shares of our common stock to be outstanding after this offering is based on 33,749,228 shares of common stock outstanding as of December 31, 2020, plus 6,762,652 shares of common stock issued to Medytox pursuant to the Medytox/Allergan Settlement Agreements and 3,136,869 shares of our common stock issued to Daewoong pursuant to the Conversion Agreement, and excludes as of that date:
•4,407,498 shares of our common stock issuable upon the exercise of outstanding stock options under our 2017 Omnibus Incentive Plan (the “2017 plan”);
•1,173,741 shares of our common stock issuable upon the vesting and settlement of restricted stock units outstanding under the 2017 plan; and

•2,049,553 shares of our common stock reserved for future issuance under the 2017 plan.

Unless otherwise indicated, all information contained in this prospectus supplement assumes (i) no exercise by the underwriters of their option to purchase additional shares of our common stock, (ii) no exercise of the outstanding stock options and (iii) no settlement of the restricted stock units described above.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding to invest in our common stock, you should carefully consider the risks and uncertainties described below together with all of the other information contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein, including the risks described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2020. If any of these risks actually occur, our business, prospects, operating results and financial condition could suffer materially. In such event, the trading price of our common stock could decline and you might lose all or part of your investment.

Risks Related to this Offering

If you purchase our common stock sold in this offering, you may experience immediate and substantial dilution in the net tangible book value of your common stock. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Based on the public offering price of $9.50 per share, if you purchase shares of our common stock in this offering, you will experience immediate dilution of $10.05 per share, the difference between the price per share you pay for our common stock and our pro forma as adjusted net tangible book value per share as of December 31, 2020, which takes into account (i) the issuance of 6,762,652 shares of our common stock to Medytox pursuant to the Medytox/Allergan Settlement Agreements on February 18, 2021, and (ii) the issuance of 3,136,869 shares of our common stock to Daewoong pursuant to the Conversion Agreement on March 25, 2021 upon conversion of the principal balance of the Daewoong Convertible Note and accrued and unpaid interest thereon, and is further adjusted to give effect to the issuance of shares of our common stock in this offering. For a more detailed discussion of the foregoing, see the section entitled “Dilution” in this prospectus supplement. To the extent outstanding stock options are exercised or restricted stock units are settled, there would be further dilution to new investors. In addition, to the extent we raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.

Our management will have broad discretion over the actual amounts and timing of the expenditure of the proceeds from this offering and might not apply the proceeds in ways that enhance our operating results or increase the value of your investment.

We currently plan to use the net proceeds from this offering to continue to fund the U.S. growth of Jeuveau®, European pre-launch activities and general corporate purposes. Our management will have broad discretion over the actual amounts and timing of the expenditure of the net proceeds from this offering within those categories, and accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning management’s specific intentions. Our management might not apply the proceeds in ways that enhance our operating results or increase the value of your investment. Pending our use of the net proceeds from this offering, we plan to invest the net proceeds in a variety of capital preservation investments, including short and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

FORWARD-LOOKING STATEMENTS AND STATISTICAL DATA

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein may contain or incorporate forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements, including statements based on our current expectations, assumptions, estimates and projections about future events, our business, financial condition, results of operations and prospects, our industry and the regulatory environment in which we operate, are subject to risks and uncertainties. Any statements contained herein, in the accompanying prospectus or the documents incorporated by reference herein or therein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, or other comparable terms intended to identify statements about the future. The forward-looking statements included herein are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control, include, but are not limited to, the following:
•We will require additional financing to fund our future operations, and a failure to obtain additional capital when so needed on acceptable terms, or at all, could force us to delay, limit, reduce or terminate our operations and as a result, there is substantial doubt about our ability to continue as a going concern.
•We currently depend entirely on the successful commercialization of our only product, Jeuveau®. If we are unable to successfully commercialize Jeuveau®, we may never generate sufficient revenue to continue our business.
•We have a limited operating history and have incurred significant losses since our inception and anticipate that we will continue to incur losses for the foreseeable future. We have only one product and limited commercial sales, which, together with our limited operating history, make it difficult to assess our future viability.
•If we or our counterparties do not comply with the terms of our settlement agreements with Medytox and Allergan, we may face litigation or lose our ability to commercialize Jeuveau® which would materially and adversely affect our ability to carry out our business, and our financial condition and ability to continue as a going concern.
•The terms of the Medytox/Allergan Settlement Agreements with Medytox and Allergan will reduce our profitability and may affect the extent of any discounts we may offer to our customers.
•Our business, financial condition and operations may be materially adversely affected by the COVID-19 outbreak or other similar outbreaks.
•We rely on the Daewoong Agreement to provide us exclusive rights to distribute Jeuveau® in certain territories. Any termination or loss of significant rights, including exclusivity, under the Daewoong Agreement would materially and adversely affect our development or commercialization of Jeuveau®.
•Our failure to successfully in-license, acquire, develop and market additional product candidates or approved products would impair our ability to grow our business.
•Jeuveau® faces, and any of our future product candidates will face, significant competition and our failure to effectively compete may prevent us from achieving significant market penetration and expansion.
•Jeuveau® may fail to achieve the broad degree of physician adoption and use or consumer demand necessary for commercial success.
•Our ability to market Jeuveau® is limited to use for the treatment of glabellar lines, and if we want to expand the indications for which we market Jeuveau®, we will need to obtain additional regulatory approvals, which will be expensive and may not be granted.
•Third party claims of intellectual property infringement may prevent or delay our commercialization efforts and interrupt our supply of products.
•If we or any of our current or future licensors, including Daewoong, are unable to maintain, obtain or protect intellectual property rights related to Jeuveau® or any of our future product candidates, we may not be able to compete effectively in our market.

•We may need to increase the size of our organization, including our sales and marketing capabilities in order to further commercialize Jeuveau® and we may experience difficulties in managing this growth.
•We rely on our digital technology and applications and our business and operations would suffer in the event of system failures or breach by hackers.
•We are subject to extensive government regulation, and we may face delays in or not obtain regulatory approval of our product candidates and our compliance with ongoing regulatory requirements may result in significant additional expense, limit or delay regulatory approval or subject us to penalties if we fail to comply.
These risks and uncertainties are described in more detail in Item 1A “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2020. You should carefully consider these risks, as well as the additional risks described under “Risk Factors” in this prospectus supplement and in other documents we file with the SEC in the future, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which may from time to time amend, supplement or supersede the risks and uncertainties we disclose. We also operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements.

The forward-looking statements included herein or incorporated herein by reference are based on current expectations of management based on available information and are believed to be reasonable. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein or incorporated herein by reference, the inclusion of such information should not be regarded as a representation by us or any other person that such results will be achieved, and investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to revise any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. You should read the this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by the cautionary statements referenced above.

We obtained the industry, statistical and market data in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein from our own internal estimates and research as well as from industry and general publications and research, surveys and studies conducted by third parties. All of the market data used in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein involves a number of assumptions and limitations. While we believe that the information from these industry publications, surveys and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section entitled “Risk Factors” and in the accompanying prospectus and in the documents incorporated by reference into herein and therein. These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $80.1 million (or approximately $92.1 million if the underwriters exercise in full their option to purchase additional shares of common stock from us), based on the public offering price of $9.50 per share and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We currently plan to use the net proceeds from this offering to continue to fund the U.S. growth of Jeuveau®, European pre-launch activities and general corporate purposes. Our management will have broad discretion over the actual amounts and timing of the expenditure of the net proceeds from this offering within those categories, and accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds.

Pending our use of the net proceeds from this offering, we plan to invest the net proceeds in a variety of capital preservation investments, including short and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2020:

•on an actual basis;

•on a pro forma basis to give effect to (i) the issuance of 6,762,652 shares of our common stock pursuant to the Medytox/Allergan Settlement Agreement, (ii) the receipt on April 6, 2021 of $25.5 million from Daewoong pursuant to the 2021 Daewoong Arrangement and the issuance of 3,136,869 shares of our common stock to Daewoong pursuant to the Conversion Agreement on March 25, 2021 and the related conversion of the principal balance of the Daewoong Convertible Note and accrued and unpaid interest thereon pursuant to the 2021 Daewoong Arrangement described under “Prospectus Supplement Summary—Final Ruling by the U.S. International Trade Commission and the Subsequent Settlement” and (iii) the payment of $76.4 million to Oxford Finance LLC on January 4, 2021 to discharge in full all outstanding obligations, including accrued interest, under that certain Loan and Security Agreement, dated March 19, 2019; and

•on a pro forma as adjusted basis to give effect to our issuance and sale of 9,000,000 shares of our common stock in this offering at the public offering price of $9.50 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

No adjustments have been made to reflect other normal course operations by us or developments with our business after December 31, 2020. As a result, the pro forma as adjusted information provided below is not indicative of our actual capitalization as of any date subsequent to December 31, 2020. You should read the following table in conjunction with (i) “Use of Proceeds” appearing elsewhere in this prospectus supplement, and (ii) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements and related notes in our Annual Report on Form 10-K for the year ended December 31, 2020.

The following table is presented in thousands, except for share data:

	December 31, 2020
	Actual	Pro Forma	Pro Forma As Adjusted
Cash and cash equivalents	$102,562	$51,615	$131,685
Short-term investments	5,000	5,000	5,000
Total cash, cash equivalents and short-term investments	$107,562	$56,615	$136,685

Indebtedness(1)
Contingent promissory note payable to Evolus Founders	19,068	19,068	19,068
Term loan, net of discounts and issuance costs	74,384	—	—
Daewoong Convertible Note	40,506	—	—
Total indebtedness	133,958	19,068	19,068

Stockholders’ equity
Preferred stock, $0.00001 par value; 10,000,000 shares authorized; no shares issued and outstanding, actual and as adjusted	—	—	—
Common stock, $0.00001 par value; 100,000,000 shares authorized and 33,749,228 shares issued and outstanding, actual; 100,000,000 shares authorized and 43,648,749 shares issued and outstanding, pro forma; and 100,000,000 shares authorized and 52,648,749 shares issued and outstanding, pro forma as adjusted	1	1	1
Additional paid-in capital	303,113	391,341	471,411
Accumulated other comprehensive gain	—	—	—
Accumulated deficit	(376,072)	(351,936)	(351,936)
Total stockholders’ equity (deficit)	(72,958)	39,406	119,476
Total capitalization	$61,000	$58,474	$138,544
_____________

(1) Indebtedness includes debt owed to third parties as reflected on our audited financial statements and related notes in our Annual Report on Form 10-K for the year ended December 31, 2020 and does not include other short or long term liabilities.

The number of shares of common stock shown as issued and outstanding as of December 31, 2020 in the table excludes:

•4,407,498 shares of our common stock issuable upon the exercise of outstanding stock options under our 2017 plan;

•1,173,741 shares of our common stock issuable upon the vesting and settlement of restricted stock units outstanding under the 2017 plan; and

•2,049,553 shares of our common stock reserved for future issuance under the 2017 plan.

DILUTION
If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value (deficit) as of December 31, 2020 was approximately $(149.5) million or $(4.43) per share of common stock. Our net tangible book value (deficit) is the amount of our total tangible assets less our liabilities and our net tangible book value (deficit) per share is our net tangible book value (deficit) divided by the number of shares of common stock outstanding, in each case as of the date specified.

Our pro forma net tangible book value (deficit) as of December 31, 2020 was approximately $(109.0) million or $(2.50) per share of common stock. Pro forma net tangible book value (deficit) represents the amount of our total tangible assets less our liabilities excluding the Daewoong Convertible Note and our pro forma net tangible book value (deficit) per share is our pro forma net tangible book value (deficit) divided by the number of shares of common stock outstanding, in each case as of the date specified and after giving effect to (i) the issuance of 6,762,652 shares of our common stock to Medytox pursuant to the Medytox/Allergan Settlement Agreements on February 18, 2021, and (ii) the issuance of 3,136,869 shares of our common stock to Daewoong pursuant to the Conversion Agreement on March 25, 2021 upon conversion of the principal balance of the Daewoong Convertible Note and accrued and unpaid interest thereon.

After giving further effect to the sale by us of 9,000,000 shares of our common stock in this offering, at the public offering price of $9.50 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value (deficit) as of December 31, 2020 would have been $(28.9) million, or $(0.55) per share. This amount represents an immediate increase in pro forma as adjusted net tangible book value (deficit) of $1.95 per share to our existing stockholders and an immediate dilution of $10.05 per share in the pro forma as adjusted net tangible book value (deficit) to new investors purchasing shares of common stock in this offering at the public offering price. Dilution per share to new investors is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this dilution on a per share basis:

The following table illustrates this dilution on a per share basis:

Public offering price per share		$9.50
Pro forma net tangible book value (deficit) per share as of December 31, 2020	$(2.50)
Increase in pro forma net tangible book value (deficit) per share attributable to this offering	$1.95
Pro forma as adjusted net tangible book value (deficit) per share after this offering		$(0.55)
Dilution per share to investors purchasing in this offering		$10.05
If the underwriters exercise in full their option to purchase additional shares of our common stock in this offering at the public offering price of $9.50 per share, the pro forma as adjusted net tangible book value (deficit) will increase to $(0.31) per share, representing an immediate increase in the pro forma as adjusted net tangible book value (deficit) to our existing stockholders of $2.19 per share and an immediate dilution of $9.81 per share in the pro forma as adjusted net tangible book value (deficit) to new investors purchasing shares of common stock in this offering.

The number of shares of our common stock to be outstanding after this offering is based on 33,749,228 shares of common stock outstanding as of December 31, 2020, plus 6,762,652 shares of common stock issued to Medytox pursuant to the Medytox/Allergan Settlement Agreements and 3,136,869 shares of common stock issued to Daewoong pursuant to the Conversion Agreement, and excludes as of that date:

•4,407,498 shares of our common stock issuable upon the exercise of outstanding stock options under our 2017 plan;

•1,173,741 shares of our common stock issuable upon the vesting and settlement of restricted stock units outstanding under the 2017 plan; and

•2,049,553 shares of our common stock reserved for future issuance under the 2017 plan.

Furthermore, we may choose to raise additional capital through the sale of equity or convertible debt securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that any outstanding stock options are exercised, outstanding restricted stock units are settled, new stock options or restricted stock units are issued under the 2017 plan or we issue additional shares of common stock or other equity or convertible debt securities in the future, there will be further dilution to investors purchasing in this offering.

UNDERWRITING
SVB Leerink LLC, Stifel, Nicolaus & Company, Incorporated and Cantor Fitzgerald & Co. are acting as representatives of each of the underwriters named below and as joint bookrunning managers for this offering. Subject to the terms and conditions set forth in the underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
SVB Leerink LLC	3,600,000
Stifel, Nicolaus & Company, Incorporated	2,700,000
Cantor Fitzgerald & Co.	1,890,000
H.C. Wainwright & Co., LLC	810,000
Total	9,000,000
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of the shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and subject to other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Discounts and Commissions
The representatives have advised us that the underwriters propose initially to offer the shares to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.342 per share. After the initial offering of the shares, the public offering price, concession or any other term of this offering may be changed by the representatives.
The following table shows the initial public offering price, underwriting discounts and commissions and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares of our common stock.

		Total
	Per Share	Without Option	With Option
Public offering price	$9.50	$85,500,000	$98,325,000
Underwriting discounts and commissions paid by us	$0.57	$5,130,000	$5,899,500
Proceeds to us, before expenses	$8.93	$80,370,000	$92,425,500
We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $0.3 million. We also have agreed to reimburse the underwriters for up to $10,000 for their FINRA counsel fee. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.

Option to Purchase Additional Shares
We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 1,350,000 additional shares at the initial public offering price, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.
No Sales of Similar Securities
We, our executive officers and directors and certain of our other existing security holders have agreed not to sell or transfer any common stock or securities convertible into or exchangeable or exercisable for common stock, for 60 days after the date of this prospectus supplement without first obtaining the written consent of SVB Leerink LLC and Stifel, Nicolaus & Company, Incorporated on behalf of the underwriters. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:
•offer, pledge, sell, contract to sell or lend, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock;

•effect any short sale or establish or increase a put equivalent position or liquidate or decrease any call equivalent position of any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock;

•pledge, hypothecate or grant any security interest in, or in any other way transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock;

•enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of common stock or any securities convertible into or exercisable or exchangeable for common stock, regardless of whether any such transaction is to be settled in securities, in cash or otherwise;

•make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration; or

•publicly announce any intention to do any of the foregoing.

The lock-up provisions apply to common stock and to securities convertible into or exchangeable or exercisable for common stock. They also apply to common stock owned now or acquired later by the person executing the lock-up agreement or for which the person executing the lock-up agreement later acquires the power of disposition.
Nasdaq Global Market Listing
Our common stock is listed on the Nasdaq Global Market under the symbol “EOLS.”
Price Stabilization, Short Positions and Penalty Bids
Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with this offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares granted to them under the underwriting agreement described above. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the closing of this offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses. We are party to a Market Sales Agreement with SVB Leerink LLC, pursuant to which we may offer and sell an aggregate of up to $75,000,000 of our common stock from time to time through SVB Leerink LLC, acting as our agent.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, no offer of shares may be made to the public in that Relevant Member State other than:
A.    to any legal entity which is a qualified investor as defined in the Prospectus Directive;
B.    to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

C.    in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives have been obtained to each such proposed offer or resale.
We, the representatives and each of our and the representatives’ affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.
This prospectus supplement has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly, any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the company or the underwriters to publish a prospectus for such offer.
For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.
MiFID II Product Governance
Any person offering, selling or recommending the shares (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the shares (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.
Notice to Prospective Investors in the United Kingdom
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus supplement will be passed upon for us by O’Melveny & Myers LLP.  Goodwin Procter LLP is acting as counsel for the underwriters in connection with this offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, as set forth in their report, which is incorporated by reference in this prospectus supplement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act, with respect to the shares of common stock offered hereby. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, do not contain all of the information set forth in the registration statement and its exhibits. For further information with respect to us and the common stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. You should review the complete document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including our company, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov.

We also make these documents available on our website at www.evolus.com. Our website and the information contained or connected to our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider it part of this prospectus supplement or the accompanying prospectus. You may also request a copy of these filings, at no cost, by writing us at 520 Newport Center Drive, Suite 1200, Newport Beach, California 92660, Attention: General Counsel or telephoning us at (949) 284-4555.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below that we have previously filed with the SEC:

•our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 25, 2021;

•the information contained in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 17, 2020, to the extent incorporated by reference in Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

•our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 5, 2021, February 19, 2021, February 26, 2021, March 23, 2021 and March 26, 2021; and

•the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-38381) filed with SEC on February 1, 2018, as modified by the description of our common stock contained in Exhibit 4.3 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 25, 2021, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering of the securities described in this prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus supplement any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus supplement unless, and except to the extent, specified in such Current Reports. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement are deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus supplement, including exhibits to these documents. You should direct any requests for documents to us at the address or telephone referenced above under “Where You Can Find Additional Information.” You may also access the documents incorporated by reference into this prospectus supplement through our website at www.evolus.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated into this prospectus supplement, the accompanying prospectus or the registration statement of which it forms a part.

PROSPECTUS
(Registration No. 333-230466)

$250,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
Rights
__________________
15,700,376 Shares
Common Stock
Offered by the Selling Stockholders
From time to time, we may offer and sell up to an aggregate amount of $250,000,000 of any combination of the securities described in this prospectus, either individually or in combination, in one or more offerings. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants or rights.
The selling stockholders named herein may offer and sell from time to time up to an aggregate of 15,700,376 shares of common stock, in one or more offerings. All of these shares of common stock are outstanding shares of common stock held by the selling stockholders. We will not receive any proceeds from sales of common stock by the selling stockholders. Because ALPHAEON Corporation is our controlling stockholder, it will be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, with respect to any common stock offered by it pursuant to this prospectus, and any such offering would be deemed to be a primary offering by us.
Our common stock is listed on the Nasdaq Global Market, or Nasdaq, under the trading symbol “EOLS.” On April 15, 2019, the last reported sale price of our common stock on Nasdaq was $24.84 per share.
We are a “controlled company” under the listing requirements of Nasdaq, or the Nasdaq Marketplace Rules, and take advantage of certain “controlled company” exemptions under the Nasdaq Marketplace Rules.
We are an “emerging growth company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”
Investing in our securities involves a high degree of risk. Please read “Risk Factors” on page 4 of this prospectus and in any applicable prospectus supplement and in the documents incorporated by reference herein and therein for a discussion of the factors you should carefully consider before deciding to invest in our securities.
We will provide the specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement describing the amount of and terms of the offering of those securities.
We may offer and sell the securities described in this prospectus to or through one or more underwriters, dealers or agents, or directly to purchasers on an immediate, continuous or delayed basis. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in an accompanying prospectus supplement covering the sales of those securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 15, 2019.

You should rely only on the information contained in or incorporated by reference into this prospectus, in any accompanying prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling stockholders have authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement, or any free writing prospectuses prepared by or on behalf of us or to which we have referred you, and, if given or made, you must not rely upon the information or representations as having been authorized. This prospectus, any accompanying prospectus supplement and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus or any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus, any accompanying prospectus supplement, and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus, any accompanying prospectus supplement, and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, is delivered or securities are sold on a later date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration statement, we may from time to time sell any one or more, or a combination of, the securities described in this prospectus in one or more offerings for up to a total dollar amount of $250,000,000. In addition, the selling stockholders may, from time to time, sell up to an aggregate of 15,700,376 shares of common stock from time to time in one or more offerings as described in this prospectus. Because ALPHAEON Corporation is our controlling stockholder, it will be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any common stock offered by it pursuant to this prospectus, and any such offering would be deemed to be a primary offering by us. This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell our securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Each prospectus supplement and any free writing prospectuses prepared by or on behalf of us or to which we have referred you may also add, update or change information contained in this prospectus and may include a discussion of any risk factors or other special considerations that apply to the offered securities.

Before making an investment decision, it is important for you to read and consider the information contained in this prospectus, any accompanying prospectus supplement, and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below.

This prospectus may not be used to offer to sell, solicit an offer to buy or consummate a sale of securities unless it is accompanied by a prospectus supplement. If there is any inconsistency between information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the latest supplement and documents incorporated by reference herein and therein.

EVOLUS™ and Jeuveau™ are two of our trademarks that are used in this prospectus. This prospectus also includes trademarks, trade names and service marks that are the property of other organizations, such as BOTOX® and BOTOX® Cosmetic, which we refer to throughout this prospectus as BOTOX. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
Unless otherwise indicated herein, references in this prospectus to “Evolus,” “our company,” “we,” “us” and “our” refer to Evolus, Inc., a Delaware corporation.

ABOUT THE COMPANY

Overview

We are a performance beauty company with a customer-centric approach focused on delivering breakthrough products in the self-pay aesthetic market. On February 1, 2019, the U.S. Food and Drug Administration, or FDA, approved our first product Jeuveau™ (prabotulinumtoxinA-xvfs). We plan to launch Jeuveau™ commercially in the United States in Spring 2019. Jeuveau™ is a proprietary 900 kDa purified botulinum toxin type A formulation indicated for the temporary improvement in the appearance of moderate to severe glabellar lines, also known as “frown lines,” in adults. We believe we will offer physicians and consumers a compelling value proposition with Jeuveau™. Currently, onabotulinumtoxinA (BOTOX) is the neurotoxin market leader, and prior to the approval of Jeuveau™, was the only known 900 kDa botulinum toxin type A complex approved in the United States. We believe aesthetic physicians generally prefer the performance characteristics of the complete 900 kDa neurotoxin complex and are accustomed to injecting this formulation.

We have successfully completed a comprehensive global five-study clinical development program which we named TRANSPARENCY. The TRANSPARENCY global clinical program included studies in the United States, EU and Canada to meet the regulatory requirements for a Biologics License Application, or BLA, in the United States, a Marketing Authorization Application, or MAA, in the European Union, or EU, and a New Drug Submission, or NDS, in Canada, for the treatment of moderate to severe glabellar lines between the eyebrows. The program, which was developed in consultation with the FDA, Canadian and European regulatory bodies, included three multicenter, randomized, controlled, single dose Phase III studies and two open label, multiple dose, long-term Phase II studies. Over 2,100 adult male and female subjects with moderate to severe glabellar lines at maximum frown participated in the TRANSPARENCY program. All three Phase III studies in the TRANSPARENCY program successfully met their respective primary endpoints.

We submitted a New Drug Submission, or NDS, to Health Canada and in August 2018 we received approval from Health Canada for the temporary improvement in the appearance of moderate to severe glabellar lines in adult patients under 65 years of age. We plan to market the product in Canada in the first half of 2019 through our distribution partner Clarion Medical Technologies, Inc., or Clarion, a Canadian provider of medical and aesthetic equipment and consumables to hospitals, aesthetic clinics and private medical practices. We also submitted an MAA to the European Medicines Agency, or EMA, and it was accepted for review in July 2017. We expect an opinion from the Committee for Medicinal Products for Human Use, or CHMP, in the first quarter of 2019. If the CHMP provides a favorable opinion, we would expect approval of our MAA by end of second quarter 2019.

Our primary market is the self-pay aesthetic market, which includes medical products purchased by physicians that are then sold to consumers or used in procedures for aesthetic indications that are not reimbursed by any third-party payor, such as Medicaid, Medicare or commercial insurance. Within the self-pay aesthetic market, the global aesthetic neurotoxin market was estimated to generate approximately $2.5 billion of revenue in 2018 and is estimated to grow to approximately $3.5 billion in 2021. The United States is the largest portion of this market and was estimated to generate approximately $1.2 billion of revenue in 2018 and is expected to grow to approximately $1.7 billion in 2021. We believe the aesthetic neurotoxin markets is one of the most attractive in healthcare with secular growth trends. We believe the continued growth of the aesthetic neurotoxin market will be driven by an aging population, increased use by individuals between the ages of 19 and 34, whom we refer to as millennials, increasing life expectancy, rising disposable income, improved accessibility to these products and treatments due to an increase in the number of physicians who perform these procedures, continued innovation, and an increasing acceptance and utilization of elective or minimally invasive aesthetic procedures. According to the American Society for Aesthetic Plastic Surgery, aesthetic neurotoxin treatments are the number one cosmetic procedure being considered by millennials, and neurotoxin use among this group has increased by 87% between 2011 and 2016.

Jeuveau™ is the first known neurotoxin dedicated exclusively to aesthetics. We plan to launch Jeuveau™ by building a commercialization infrastructure, which includes our own specialty sales force of approximately 140 sales representatives. We intend to create a strongly desirable experience for physicians and consumers by leveraging our management team’s extensive industry experience, our compelling head-to-head clinical data compared with BOTOX, and our unique technology platform designed to transform the aesthetic market by eliminating the friction points existing for customers today. Outside of the United States, we plan to market and sell our neurotoxin through distributors in the territories in which we have the right to sell it.

On September 30, 2013, we entered into a license and supply agreement, or the Daewoong Agreement, pursuant to which we have an exclusive distribution license to Jeuveau™ from Daewoong Pharmaceuticals Co., Ltd., or Daewoong, a South

Korean pharmaceutical manufacturer, for aesthetic indications in the United States, EU, Canada, Australia, Russia, Commonwealth of Independent States, or C.I.S., and South Africa, as well as co-exclusive distribution rights with Daewoong in Japan. Jeuveau™ will be manufactured by Daewoong in a recently constructed facility in South Korea. We also have the option to negotiate first with Daewoong to secure a distribution license for any product that Daewoong directly or indirectly develops or commercializes that is classified as an injectable botulinum toxin (other than Jeuveau™) in a territory covered by the license.
Controlled Company
We are presently a “controlled company” under the Nasdaq Marketplace Rules as a result of the ownership by ALPHAEON Corporation, or ALPHAEON, of a majority of our shares, which entitles us to rely on certain exemptions from Nasdaq’s corporate governance requirements. At such time as ALPHAEON no longer owns a majority of our shares, which could occur as a result of sales by ALPHAEON pursuant to the registration statement of which this prospectus forms a part, we will no longer be a “controlled company.” Because ALPHAEON is our controlling stockholder, it will be deemed to be an “underwriter” within the meaning of the Securities Act, with respect to any common stock offered by it pursuant to this prospectus, and any such offering would be deemed to be a primary offering by us.
Implications of Being an Emerging Growth Company
We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies. These provisions include, but are not limited to:
•being permitted to have only two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure;
•an exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;
•reduced disclosure about executive compensation arrangements in our periodic reports, registration statements and proxy statements; and
•exemptions from the requirements to seek non-binding advisory votes on executive compensation or golden parachute arrangements.
In addition, the JOBS Act permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to “opt out” of this provision and to comply with new or revised accounting standards as required of publicly-traded companies generally. This decision to opt out of the extended transition period is irrevocable.
We will remain an emerging growth company until the earliest of (i) December 31, 2023, (ii) the first fiscal year after our annual gross revenues are $1.07 billion or more, (iii) the date on which we have, during the immediately preceding three-year period, issued more than $1.0 billion in non-convertible debt securities or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates is $700 million or more as of the end of the second quarter of that fiscal year.
Company Information
We were incorporated in the State of Delaware in November 2012. Our principal executive offices are located at 520 Newport Center Drive, Suite 1200, Newport Beach, California 92660, and our telephone number is (949) 284-4555. Our website address is www.evolus.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website a part of this prospectus or any other filing we make with the SEC.

RISK FACTORS
Investing in our common stock involves significant risks. Before deciding whether to invest in our common stock, you should consider carefully the risks, uncertainties and assumptions described in this prospectus and any accompanying prospectus supplement, including the risk factors set forth in our filings with the SEC that are incorporated by reference herein and therein, including the risk factors in our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q, and as set forth below, which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

Our certificate of incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.

Our certificate of incorporation provides that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for all “internal corporate claims.” “Internal corporate claims” are claims that are based upon a violation of a duty by a current or former director, officer or stockholder in such capacity, or as to which Title 8 of the Delaware General Corporation Law, or DGCL, confers jurisdiction upon the Court of Chancery of the State of Delaware, or the Court of Chancery, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants and the claim not being one which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. Any person purchasing or otherwise acquiring any interest in any shares of our capital stock shall be deemed to have notice of and to have consented to this provision of our certificate of incorporation. This choice of forum provision may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents even though an action, if successful, might benefit our stockholders. Stockholders who do bring a claim in the Court of Chancery could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Delaware. The Court of Chancery may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our stockholders. Alternatively, if a court were to find this provision of our certificate of incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could have a material adverse effect on our business, financial condition or results of operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements reflect management’s beliefs and assumptions. In addition, these forward-looking statements reflect management’s current views with respect to future events or our financial performance, and involve certain known and unknown risks, uncertainties and other factors, including those identified below, which may cause our or our industry’s actual or future results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statements or from historical results. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, or other comparable terms intended to identify statements about the future.

Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that the expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. We have no duty to update or revise any forward-looking statements after the date of this prospectus or to conform them to actual results, new information, future events or otherwise.

The factors described under “Risk Factors” in this prospectus or any accompanying prospectus supplement, and in any documents incorporated by reference into this prospectus or any accompanying prospectus supplement, and other factors could cause our or our industry’s future results to differ materially from historical results or those anticipated or expressed in any of our forward-looking statements. We operate in a continually changing business environment, and new risk factors emerge from time to time. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. We cannot assure you that projected results or events will be achieved or will occur.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement. Pending the use of the net proceeds from any such offering, we may invest the net proceeds in investment grade, short-term interest-bearing obligations, such as money-market funds, certificates of deposit, or direct or guaranteed obligations of the United States government, or hold the net proceeds as cash.

Although ALPHAEON will be deemed to be an “underwriter” within the meaning of the Securities Act, with respect to any common stock offered by it pursuant to this prospectus, and any such offering will be deemed to be a primary offering by us, we will not receive any proceeds from any sale of the shares of our common stock offered by the selling stockholders, including by ALPHAEON. The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of their shares; provided, however, that we have agreed to pay reasonable fees and disbursements not to exceed $25,000 of a single special counsel for the selling stockholders in connection with this registration. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

DIVIDEND POLICY

Since inception, we have never declared or paid any cash dividends on our capital stock and we do not currently intend to pay any cash dividends on our capital stock for the foreseeable future. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, tax considerations, legal or contractual restrictions, business prospects, the requirements of current or then-existing debt instruments, general economic conditions and other factors our board of directors may deem relevant.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights of our common stock and preferred stock, certain provisions of our certificate of incorporation and our bylaws, and applicable law. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of:

•100,000,000 shares of common stock, par value $0.00001 per share; and

•10,000,000 shares of preferred stock, par value $0.00001 per share.

As of December 31, 2018, there were 27,274,991 outstanding shares of our common stock. As of that date, there were outstanding options to purchase 3,257,801 shares of our common stock and 271,404 shares of common stock issuable upon the vesting and settlement of restricted stock units.

Common Stock

The following summarizes the rights of holders of our common stock:

Voting

The holders of our common stock are entitled to one vote per share. The number of authorized shares of common stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of our capital stock entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law, or DGCL.

Dividends

Subject to preferences that may be applicable to the holders of outstanding shares of preferred stock, the holders of common stock are entitled to share equally, on a per share basis, in any dividends when, as and if declared by our board of directors out of assets legally available for dividends (except that in the event a dividend or distribution is paid in the form of common stock (or rights to acquire such stock), then holders of common stock shall receive common stock (or rights to acquire such stock, as the case may be).

As a Delaware corporation, we are subject to certain restrictions on dividends under the DGCL. Generally, a Delaware corporation may only pay dividends either out of “surplus” or out of the current or the immediately preceding year's net profits. Surplus is defined as the excess, if any, at any given time, of the total assets of a corporation over its total liabilities and statutory capital. The value of a corporation’s assets can be measured in a number of ways and may not necessarily equal their book value.

Liquidation Rights

Upon our liquidation, dissolution or winding up, after satisfaction of all our liabilities and the payment of any liquidation preference of any outstanding preferred stock, the holders of shares of common stock will be entitled to share equally, on a per share basis, in all of our assets legally remaining for distribution after payment of all debt and other liabilities.

Redemption Rights

There are no redemption or sinking fund provisions applicable to our common stock.

Preemptive Rights and Conversion Rights

There are no preemptive or conversion rights applicable to our common stock.

Preferred Stock

We have no shares of our preferred stock outstanding, but our board of directors is authorized, without further action by our stockholders, to create and issue one or more series of preferred stock and to fix the rights, powers, preferences and privileges thereof. Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•the number of shares constituting the series and the distinctive designation of the series;

•the dividend rate on the shares of the series, whether dividends will be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series;

•whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•whether the series will have conversion privileges and, if so, the terms and conditions of conversion;

•whether or not the shares of the series will be redeemable or exchangeable, and, if so, the dates, terms and conditions of redemption or exchange, as the case may be;

•whether the series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of the sinking fund; and

•the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

Any future issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could, among other things, decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of the common stock.

Equity Awards

As of December 31, 2018, there were 3,257,801 shares of common stock subject to outstanding stock options under our 2017 Omnibus Incentive Plan, or the 2017 plan. In addition, as of December 31, 2018, there were 271,404 shares of common stock issuable upon the vesting and settlement of restricted stock units outstanding under the 2017 plan.

Registration Rights

On December 14, 2017, we entered into a stockholders’ agreement with ALPHAEON, Dental Innovations BVBA, or DI, as collateral agent, and Longitude Venture Partners II, L.P., or Longitude, as a secured party, that provides ALPHAEON (and upon an event of default by ALPHAEON under certain convertible bridge note and convertible promissory notes, DI and Longitude) with registration rights relating to shares of our common stock held by ALPHAEON (and pledge to DI and Longitude).

At any time beginning 180 days after February 7, 2018, the date of the final prospectus in our initial public offering, ALPHAEON may request that we register for resale all or a portion of its shares of common stock. ALPHAEON may also request that we file an automatic shelf registration statement on Form S-3 that covers the registrable securities requested to be registered, to the extent we are eligible to do so. Depending on certain conditions, and in addition to other exclusions, we may defer a demand registration for up to 90 days in any twelve-month period.

In the event that we propose to register any of our securities under the Securities Act, either for our account or for the account of our other security holders, ALPHAEON is entitled to certain piggyback registration rights allowing it to include its shares in the registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, such as the registration statement of which this prospectus is a part, ALPHAEON is entitled to notice of the registration and the right to include its shares in such registration.

The stockholders’ agreement provides that we must pay all registration expenses (other than the underwriting discounts and commissions) in connection with effecting any demand registration or shelf registration. The stockholders’ agreement contains customary indemnification and contribution provisions by us for the benefit of ALPHAEON and its affiliates and, in limited situations, by ALPHAEON for the benefit of us and any underwriters with respect to written information furnished to us by ALPHAEON and stated by ALPHAEON to be specifically included in any registration statement, prospectus or related document.

The registration rights remain in effect with respect to any shares covered by the stockholders’ agreement until (i) all such shares have been sold pursuant to an effective registration statement under the Securities Act, or (ii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of the shares without limitation during a three-month period without registration.

In November 2018, ALPHAEON distributed a certain number of shares of our common stock that it held to certain of its noteholders in exchange for the extinguishment of outstanding debt obligations. As part of that distribution, such noteholders, including two of the selling stockholders included in this prospectus (DI and Alpha International Investment Ltd.), became parties to the stockholders’ agreement.

Anti-Takeover Effects of Provisions of our Certificate of Incorporation, Bylaws and Delaware Law

Delaware Anti-Takeover Law

From and after the date on which ALPHAEON no longer beneficially owns a majority of the voting power of all of the then-outstanding shares of our capital stock, we will be subject to Section 203 of the DGCL, or Section 203. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, unless:

•prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

In general, Section 203 defines a business combination to include:

•any merger or consolidation involving the corporation and the interested stockholder;

•any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, associated with or controlling or controlled by such entity or person.

Certificate of Incorporation and Bylaws

The following provisions of our certificate of incorporation and bylaws may make a change-of-control of our company more difficult and could delay, defer or prevent a tender offer or other takeover attempt that a stockholder might consider to be in its best interest, including takeover attempts that might result in the payment of a premium to stockholders over the market price for their shares. These provisions also may promote the continuity of our management by making it more difficult for a person to remove or change the incumbent members of our board of directors.

Authorized but Unissued Shares; Undesignated Preferred Stock. The authorized but unissued shares of our common stock will be available for future issuance without stockholder approval, subject to applicable law and the Nasdaq Marketplace Rules. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. In addition, our board of directors may authorize, without stockholder approval, the issuance of undesignated preferred stock with voting rights or other rights or preferences designated from time to time by our board of directors (including the right to approve an acquisition or other change in our control). The existence of authorized but unissued shares of common stock or preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Election and Removal of Directors. Our board of directors will consist of not less than five nor more than nine directors. The exact number of directors will be fixed from time to time only by resolution of our board of directors. Our board of directors currently has seven members.

From and after the date on which ALPHAEON no longer beneficially owns a majority of the voting power of all of the then-outstanding shares of our capital stock, our certificate of incorporation provides that directors may be removed only for cause and only by the affirmative vote of holders of at least 66 2/3% of our then outstanding voting stock. Prior to such time, our certificate of incorporation provides that directors may be removed only for cause and only by the affirmative vote of holders of at least a majority of our then outstanding voting stock.

Classified Board of Directors. Our certificate of incorporation provides that our board of directors are classified with approximately one-third of the directors elected each year. The authorized number of directors may be changed only by resolution of the board of directors. The directors are divided into three classes, designated class I, class II and class III. Each class consists, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will be elected until the third annual meeting of stockholders next succeeding the elections or until their successors are duly elected and qualified or until their earlier death, resignation or removal. In addition, if the number of directors is changed, any increase or decrease will be apportioned by our board of directors among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class or from the removal from office, death, disability, resignation or disqualification of a director or other cause will hold office for a term that will coincide with the remaining term of that class, but in no case will a decrease in the number of directors have the effect of removing or shortening the term of any incumbent director.

Director Vacancies. Our certificate of incorporation authorizes only our board of directors to fill vacant directorships.

No Cumulative Voting. Our certificate of incorporation provides that stockholders do not have the right to cumulate votes in the election of directors (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

Special Meetings of Stockholders. Our certificate of incorporation and bylaws provide that special meetings of our stockholders may only be called by the chairman of the board, our Chief Executive Officer or by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors.

Advance Notice Procedures for Director Nominations. Our bylaws establish advance notice procedures for stockholders seeking to nominate candidates for election as directors at an annual or special meeting of stockholders. Although our bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates to be elected at an annual meeting, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Action by Written Consent. Our certificate of incorporation provides that, from and after the date on which ALPHAEON no longer beneficially owns a majority of the voting power of all of the then-outstanding shares of our capital stock, any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock.

Amending Our Certificate of Incorporation and Bylaws. At any time after ALPHAEON beneficially owns less than 50% of our then-outstanding capital stock, our certificate of incorporation and bylaws may be amended by the affirmative vote of the holders of at least 66 2/3% of the voting power of our then-outstanding common stock. Prior to such time, our certificate of incorporation and bylaws may be amended by the affirmative vote of the holders of a majority of the voting power of our then-outstanding capital stock.

Exclusive Jurisdiction. Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery shall be the sole and exclusive forum for all “internal corporate claims.” “Internal corporate claims” are claims, (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity, or (ii) as to which Title 8 of the DGCL confers jurisdiction upon the Court of Chancery, except for, as to each of (i) and (ii) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to ALPHAEON or any of its officers, directors, stockholders, agents, members, partners, subsidiaries (other than our company) and affiliates, other than those directors and officers of our company who are offered business opportunities in their capacity as directors and officers of our company, or the specified parties. Our certificate of incorporation provides that, to the fullest extent permitted by law, none of the specified parties will have any duty to refrain from engaging in a corporate opportunity that we might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. In addition, to the fullest extent permitted by law, in the event that any of the specified parties acquire knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us, such person will have no duty to communicate or offer such transaction or business opportunity to us and they may take any such opportunity for themselves or offer it to another person or entity. Our certificate of incorporation does not renounce our interest in any business opportunity that is offered to a director or officer of our company in his or her capacity as a director or officer of our company. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our certificate of incorporation, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.

Nasdaq Global Market Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “EOLS.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, Massachusetts 02021.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in any applicable prospectus supplement or free writing prospectus. The terms of any debt securities offered under any applicable prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read any applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will comply with Section 14(e) under the Exchange Act to the extent applicable, and any other tender offer rules under the Exchange Act, which may then be applicable, in connection with any obligation we may have to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in any applicable prospectus supplement.

Any applicable prospectus supplement relating to a series of debt securities being offered will contain the following terms, if applicable:

•the title of the series of debt securities and the ranking;

•the aggregate principal amount and any limit on that amount;

•the price at which the debt securities will be issued;

•the date on which the debt securities mature;

•the fixed or variable rate at which the debt securities will bear interest, or the method by which the rate shall be determined;

•the timing, place and manner of making principal, interest and any premium payments on the debt securities, and, if applicable, where the debt securities may be surrendered for registration of transfer or exchange;

•the date or dates, if any, after which the debt securities may be converted or exchanged into or for our common stock or another company’s securities or property or cash, and the terms of any such conversion or exchange;

•any redemption or early repayment provisions;

•any sinking fund or similar provisions;

•the authorized denominations;

•any applicable subordination provisions;

•any guarantees of the securities by our subsidiaries or others;

•the currency in which we will pay the principal, interest and any premium payments on the debt securities;

•whether the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index, formula or other method and the manner in which the amounts shall be determined;

•the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•the time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

•the provisions, if any, granting special rights to the holders of debt securities upon certain events;

•any additions to or changes in the events of default or covenants with respect to the debt securities, and any change in the right of the trustee or the holders, from those described in this prospectus, to declare principal, premium and interest to be due and payable;

•additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•whether and under what circumstances we will pay any additional amounts on the debt securities for any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of paying those amounts;

•the form (registered and/or bearer securities), any restrictions applicable to the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities may be exchanged for registered securities and vice versa;

•the date of any bearer securities or any global security, if other than the date of original issuance of the first security of the series to be issued;

•the person to whom and manner in which any interest shall be payable;

•whether the securities will be issued in whole or in part in the form of one or more global securities;

•the identity of the depositary for global securities;

•whether a temporary security is to be issued with respect to the series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities and the terms upon which exchanges may be made;

•the securities exchange(s), if any, on which the securities will be listed;

•whether any underwriter(s) will act as market maker(s) for the securities;

•the form (certificated or book-entry);

•the form and/or terms of certificates, documents or conditions which may be necessary, if any, for the debt securities to be issuable in final form; and

•additional terms not inconsistent with the provisions of the indenture.

Conversion or Exchange Rights

We will set forth in any applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Except as set forth in any applicable prospectus supplement, the indenture will provide that we shall not consolidate with, or sell, assign, transfer, lease or convey all or substantially all of our assets to, or merge into, another business entity, unless:

•we are the surviving entity or, in the event that we are not the surviving entity, the entity formed by the transaction (in a consolidation) or the entity which received the transfer of assets is organized under the laws of any state of the United States or the District of Columbia and that the entity assumes all of our obligations under the debt securities and the indenture; and

•immediately after giving effect to the transaction, no event of default, as defined in the indenture, shall have occurred and be continuing.

Notwithstanding the foregoing, we may merge with another business entity or acquire by purchase or otherwise all or any part of the property or assets of any other company in a transaction in which we are the surviving entity.

Events of Default

Unless otherwise specified in any applicable prospectus supplement, the following are events of default with respect to any series of debt securities issued under the indenture:

•failure to pay principal of any debt security of that series when due and payable at maturity, upon acceleration, redemption or otherwise;

•failure to pay any interest on any debt security of that series when due, and the default continues for 30 days;

•failure to make sinking fund payments when due;

•failure to comply with any covenant or warranty contained in the indenture, other than covenants or warranties contained in the indenture solely for the benefit of other series of debt securities, and the default continues for 30 days after notice from the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series;

•certain events of bankruptcy, insolvency or reorganization; and

•any other event of default provided with respect to that particular series of debt securities.

If an event of default occurs and continues, then upon written notice to us, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the unpaid principal amount of and any accrued and unpaid interest on, all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration:

•if all events of default other than the nonpayment of principal of or interest on the debt securities of that series which have become due solely because of the acceleration have been waived or cured; and

•the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to waiver of defaults, see “Modification of Indenture; Waiver” below.

The indenture will provide that, subject to the duty of the trustee during an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders shall have offered to the trustee reasonable security or indemnity. Subject to certain provisions, including those requiring security or indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

We will be required to furnish to the trustee under the indenture annually a statement as to the performance by us of our obligations under that indenture and as to any default in our performance.

Modification of Indenture; Waiver

Subject to certain exceptions, the terms of the indenture or the debt securities may be amended or supplemented by us and the trustee with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the amendment with each series voting as a separate class. Without the consent of any holder of the debt securities, we and the trustee may amend the terms of the indenture or the debt securities to:

•cure any ambiguity, defect or inconsistency;

•provide for the assumption of our obligations to holders of the debt securities by a successor corporation;

•provide for uncertificated debt securities in addition to certificated debt securities;

•make any change that does not adversely affect the rights of any holder of the debt securities in any material respect;

•add to, change or eliminate any other provisions of the indenture in respect of one or more series of debt securities if the change would not (i) apply to any security of any series created prior to the execution of a supplemental indenture and entitled to the benefit of the provision, and (ii) modify the rights of the holder of any security or would become effective only when there is no outstanding security of any series created prior to the execution of the supplemental indenture and entitled to the benefits of the provisions proposed to be changed;

•establish any additional series of debt securities; or

•comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

However, holders of each series of debt securities affected by a modification must consent to modifications that:

•reduce the principal amount of the debt securities;

•reduce the rate or change the time for payment of interest;

•change the fixed maturity date;

•change the date on which any debt security may be subject to redemption or repurchase, or reduce the redemption or repurchase price;

•make any debt security payable in currency other than that stated in the debt security;

•waive any existing default or event of default and the resulting consequences;

•modify the right of any holder to receive payment of principal or interest on any debt security;

•impair the right of any holder to institute suit for the enforcement of any payment due; or

•make any change in the foregoing amendment provisions which require each holder’s consent.

Any existing default may be waived with the consent of the holders of at least a majority in principal amount of the then outstanding debt securities of the series affected. The consent of the holders of debt securities is not necessary to approve the particular form of any proposed amendment to any indenture. It is sufficient if any consent approves the substance of the proposed amendment.

Covenants

Except as permitted in certain circumstances as discussed under “Consolidation, Merger or Sale,” the indenture will require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (declaration and statutory) and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that the right or franchise is no longer desirable in the conduct of our business and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

The indenture will require us to pay or discharge or cause to be paid or discharged, before payment becomes delinquent, all taxes, assessments and governmental charges levied or imposed upon us, except any tax, assessment, charge or claim the amount or applicability of which is being contested in good faith.

Reference is made to the indenture and any applicable prospectus supplement for information with respect to any additional covenants specific to a particular series of debt securities.

Discharge

Except as otherwise set forth in any applicable prospectus supplement, we may terminate our obligations under the debt securities of any series, and the corresponding obligations under the indenture when:

•we have paid or deposited with the trustee funds or United States government obligations in an amount sufficient to pay at maturity all outstanding debt securities of the series, including interest other than destroyed, lost or stolen debt securities of the series which have not been replaced or paid;

•all outstanding debt securities of the series have been delivered (other than destroyed, lost or stolen debt securities of the series which have not been replaced or paid) to the trustee for cancellation;

•all outstanding debt securities of any series have become due and payable; or

•we have paid all other sums payable under the indenture.
In addition, we will have the option to terminate substantially all our obligations under the debt securities of any series and the corresponding obligations under the indenture, and we may exercise that option if:

•we have paid or deposited with the trustee, in trust an amount of cash or United States government obligations sufficient to pay all outstanding principal of and interest on the then outstanding debt securities of the series at maturity or upon their redemption, as the case may be;

•the deposit will not result in a breach of, or constitute a default under, the indenture;

•no default or event of default shall have occurred and continue on the date of deposit and no event of default as a result of a bankruptcy or event which with the giving of notice or the lapse of time would become a bankruptcy event of default shall have occurred and be continuing on the 91st day after that date;

•we deliver to the trustee a legal opinion that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that the holders of the debt securities of the series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of our option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if we did not exercise our option; or

•certain other conditions are met.

We will have the option to be released from our obligations with respect to the covenants to deliver reports required to be filed with the SEC and an annual compliance certificate, and to make timely payments of taxes (including covenants described in an applicable prospectus supplement), and any event of default occurring because of a default with respect to the covenants as they related to any series of debt securities, and we may exercise that option if:

•we deposit or cause to be deposited with the trustee in trust an amount of cash or United States government obligations sufficient to pay and discharge when due the entire unpaid principal of and interest on all outstanding debt securities of any series;

•the deposit will not result in a breach of, or constitute a default under, the indenture;

•no default or event of default shall have occurred and be continuing on the date of deposit and no event of default as a result of a bankruptcy or event which with the giving of notice or the lapse of time would become a bankruptcy event of default shall have occurred and be continuing on the 91st day after that date;

•we deliver to the trustee a legal opinion that the holders of the debt securities of the series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of our option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if we did not exercise our option; and

•certain other conditions are met.

Upon satisfaction of the applicable conditions, our obligations under the indenture with respect to the debt securities of the series, other than with respect to the covenants and events of default referred to above, shall remain in full force and effect.

Notwithstanding the foregoing, no discharge or defeasance described above shall affect the following obligations to or rights of the holders of any series of debt securities:

•rights of registration of transfer and exchange of debt securities of the series;

•rights of substitution of mutilated, defaced, destroyed, lost or stolen debt securities of the series;

•rights of holders of debt securities of the series to receive payments of principal thereof and premium, if any, and interest thereon when due;

•rights, obligations, duties and immunities of the trustee;
•rights of holders of debt securities of the series as beneficiaries with respect to property deposited with the trustee and payable to all or any of them; and

•our obligations to maintain an office or agency in respect of the debt securities of the series.

Form, Exchange and Transfer

We expect payment of principal, premium, if any, and any interest on the debt securities to be payable, and the exchange and the transfer of debt securities will be registrable, at the office of the trustee or at any other office or agency we maintain for that purpose. We expect to issue debt securities in denominations of U.S. $1,000 or integral multiples of $1,000. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require a payment to cover any tax or other governmental charges payable in connection with an exchange or transfer.

A holder of debt securities may transfer or exchange those debt securities in accordance with the indenture. The registrar for the debt securities may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture. The registrar is not required to transfer or exchange any debt security selected for redemption or any debt security for a period of 15 days before a selection of debt security to be redeemed. The registered holder of a debt security may be treated as the owner of the security for all purposes.

We will name in any applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Replacement Securities

Any mutilated certificate representing a debt security or a certificate representing a debt security with a mutilated coupon will be replaced by us at the expense of the holder upon surrender of the certificate to the trustee. Certificates representing debt securities or coupons that become destroyed, stolen or lost will be replaced by us at the expense of the holder upon delivery to us and the trustee of evidence of any destruction, loss or theft satisfactory to us and the trustee, provided that neither we nor the trustee has been notified that the certificate or coupon has been acquired by a bona fide purchaser. In the case of any coupon which becomes destroyed, stolen or lost, the coupon will be replaced by issuance of a new certificate representing the debt security in exchange for the certificate representing the debt security to which the coupon appertains. In the case of a destroyed, lost or stolen certificate representing the debt security or coupon, an indemnity bond satisfactory to the trustee and us may be required at the expense of the holder of the debt security before a replacement certificate will be issued.

Information Concerning the Trustee

We will identify in any applicable prospectus supplement relating to any series of debt securities the trustee with respect to the series. The indenture and the Trust Indenture Act contain certain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any the claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates, but if the trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. The Trust Indenture Act and the indenture provide that in case an event of default occurs is continuing, the trustee will be required, in the exercise of its rights and powers, to use the degree of care and skill of a prudent man in the conduct of his own affairs. Subject to those provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee indemnity satisfactory to it.

Global Debt Securities

Unless we indicate otherwise in any applicable prospectus supplement, the following provisions will apply to all debt securities.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary that we will identify in any applicable prospectus supplement. Each global security will be deposited with the depositary and will bear a legend regarding any related restrictions or other matters as may be provided for pursuant to the applicable indenture.

Unless any applicable prospectus supplement states otherwise, no global security may be transferred to, or registered or exchanged for, debt securities registered in the name of, any person or entity other than the depositary, unless:

•the depositary has notified us that it is unwilling or unable or is no longer qualified to continue as depositary;

•we order the trustee that the global security shall be so transferable, registrable and exchangeable, and the transfers shall be registrable; or

•other circumstances, if any, as may be described in any applicable prospectus supplement.

All debt securities issued in exchange for a global security or any portion of a global security will be registered in those names as the depositary may direct. The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in any applicable prospectus supplement.

Debt securities which are to be represented by a global security to be deposited with or on behalf of a depositary will be represented by a global security registered in the name of the depositary or its nominee. Upon the issuance of the global security, and the deposit of the global security with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions that have accounts with the depositary or its nominee, or the Participants. The accounts to be credited will be designated by the underwriters or agents of the debt securities or by us, if the debt securities are offered and sold directly by us.

Ownership of beneficial interests in a global security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for the global security or by Participants or persons that hold through Participants.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. Those laws may impair the ability to transfer beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on debt securities will be made to the depositary or its nominee as the registered owner or bearer as the case may be of the global security representing the debt securities. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if the person is not a Participant, on the procedures of the Participant through which the person owns its interest, to exercise any rights of a holder under the indenture. If we request any action of holders or if an owner of a beneficial interest in a global security desires to give any notice or take any action a holder is entitled to give or take under the indenture, the depositary will authorize the Participants to give the notice or take the action, and Participants would authorize beneficial owners owning through the Participants to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

The rights of any holder of a debt security to receive payment of principal and premium of, if any, and interest, on or after the respective due dates expressed or provided for in the debt security, or to institute suit for the enforcement of any payment on or after the applicable date, shall not be impaired or affected without the consent of the holders.

Neither we, the trustee, any paying agent nor the security registrar for a debt security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for the debt security or for maintaining, supervising or receiving any records relating to the beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of any payment of principal, premium or interest, will credit immediately Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by Participants to owners of beneficial interests in a global security held through the Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the Participants.

If the depositary for a global security representing debt securities of a particular series is at any time unwilling or unable to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue debt securities of the series in definitive form in exchange for the global security. In addition, we may at any time and in our sole discretion determine not to have the debt securities of a particular series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive form in exchange for all of the global securities representing debt securities of the series.

Payment and Paying Agents
Unless we otherwise indicate in any applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in any applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in any applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities in one or more series. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

Any applicable prospectus supplement will describe the specific terms of any warrants that we issue or offer, including:

•the title of the warrants;

•the aggregate number of warrants;

•the price or prices at which the warrants will be issued;

•the currencies in which the price or prices of the warrants may be payable;

•the designation, amount and terms of our capital stock or debt securities purchasable upon exercise of the warrants;

•the designation and terms of our other securities, if any, that may be issued in connection with the warrants, and the number of warrants issued with each corresponding security;

•if applicable, the date that the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•the prices and currencies for which the securities purchasable upon exercise of the warrants may be purchased;

•the date that the warrants may first be exercised;

•the date that the warrants expire;

•the minimum or maximum amount of warrants that may be exercised at any one time;

•the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•the terms of any rights to redeem or call the warrants;

•any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•information with respect to book-entry procedures, if any;

•the manner in which the warrant agreements and warrants may be modified;

•a discussion of certain federal income tax considerations; and

•any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the principal amount of common stock, preferred stock or debt securities at the applicable exercise price set forth in, or determined as described in, any applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in any applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the common stock, preferred stock or debt securities purchasable upon exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants if the expiration date of the warrants has not occurred. If we so indicate in any applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in any applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants

As of December 31, 2018, there were no warrants to purchase shares of our common stock outstanding.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in any applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under an applicable prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, common stock, preferred stock, warrants and/or rights in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in any applicable prospectus supplement the terms of the series of units, including:

•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•any provisions of the governing unit agreement that differ from those described below; and

•any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” will apply to each unit and to any common stock, preferred stock, debt security, warrant or right included in each unit, respectively.

Issuance in Series

We may issue units in the amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units, despite any notice to the contrary.

DESCRIPTION OF RIGHTS

We may issue rights to purchase shares of our common stock, preferred stock, or warrants in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriters will purchase any of the offered securities remaining unsubscribed after the expiration of the rights offering. In connection with a rights offering to our stockholders, we will distribute certificates evidencing the rights and an applicable prospectus supplement to our stockholders on the record date that we set for receiving rights in the rights offering.

An applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

•the title of the rights;

•the securities for which the rights are exercisable;

•the exercise price for the rights;

•the currencies in which the price or prices of the rights may be payable;

•the date of determining the security holders entitled to the rights distribution;

•the number of the rights issued to each security holder;

•the extent to which the rights are transferable;

•if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the rights;

•the date on which the right to exercise the rights shall commence, and the date on which the rights shall expire (subject to any extension);

•the conditions to completion of the rights offering;

•any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;

•the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

•if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and

•any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

Each right will entitle the holder to purchase for cash the amount of securities, at the exercise price. Rights may be exercised at any time up to the close of business on the expiration date of the rights. After the close of business on the expiration date, all unexercised rights will become void. The manner in which rights may be exercised will be described in any applicable prospectus supplement. Upon receipt of payment and the proper completion and due execution of the rights certificate at the designated office of the rights agent or any other office indicated in any applicable prospectus supplement, we or the transfer agent will forward, as soon as practicable, the securities purchased through upon the exercise of the rights. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of the methods, including pursuant to standby underwriting arrangements, as set forth in any applicable prospectus supplement.

SELLING STOCKHOLDERS

This prospectus relates to the sale or other disposition of up to an aggregate of 15,700,376 shares of our common stock previously issued to the selling stockholders. As described above under “The Company—Controlled Company”, we are presently a “controlled company” under the Nasdaq Marketplace Rules as a result of the ownership by one of the selling stockholders, ALPHAEON, of a majority of our shares.

The table below sets forth, to our knowledge, information as of the date of this prospectus for the selling stockholders and other information regarding the beneficial ownership of the shares of common stock held by the selling stockholders. The second column lists the number of shares and percentage of common stock beneficially owned by the selling stockholders as of April 9, 2019. The third column lists the maximum number of shares of common stock that may be sold or otherwise disposed of by the selling stockholders pursuant to the registration statement of which this prospectus forms a part. The fourth column lists the number of shares and percentage of common stock beneficially owned by the selling stockholders upon completion of the offering contemplated hereby, assuming the sale of all shares of common stock that may be sold or otherwise disposed of by the selling stockholders pursuant to the registration statement of which this prospectus forms a part. Notwithstanding, the selling stockholders may sell or otherwise dispose of some, all or none of their shares. Because ALPHAEON is our controlling stockholder, it will be deemed to be an “underwriter” within the meaning of the Securities Act, with respect to any common stock offered by it pursuant to this prospectus, and any such offering would be deemed to be a primary offering by us.

Pursuant to the rules and regulations of the SEC, beneficial ownership includes any shares of common stock as to which a selling stockholder has sole or shared voting power or investment power and any shares of common stock that the selling stockholder has the right to acquire within 60 days of April 9, 2019. The percent of beneficial ownership for each selling stockholder is based on 27,285,806 shares of our stock outstanding as of April 9, 2019. The selling stockholders have contractual rights to require us to file the registration statement of which this prospectus is a part, as described under “Description of Capital Stock-Registration Rights.”
The shares of common stock being covered hereby may be sold or otherwise disposed of from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholders. After the date of effectiveness, the selling stockholders may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of their common stock. See the section entitled “Plan of Distribution” elsewhere in this prospectus.

Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

	Shares of Common Stock Beneficially Owned Prior to Offering		Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned Upon Completion of this Offering(1)
Name of Selling Stockholder	Number	Percentage		Number	Percentage
ALPHAEON Corporation(2)	15,268,987	56.0%	15,268,987	—	—%
Alpha International Investment LTD(3)	490,531	1.8%	136,365	354,166	1.3%
Dental Innovations BVBA(4)	295,024	1.1%	295,024	—	—%

(1)	Assumes that each of the selling stockholders will sell all shares of common stock registered under this prospectus directly held by it.
(2)	The address of ALPHAEON is 4040 MacArthur Blvd., Suite 310, Newport Beach, California 92660. ALPHAEON’s voting and investment decisions are made by its board of directors which, as of the date of this prospectus, consists of Simone Blank, Jost Fischer, Juliet Tammenoms Bakker, Bosun Hau, Robert Grant, Vikram Malik and Richard Taketa. These members of ALPHAEON’s board of directors may be deemed to share voting, investment or dispositive power over the shares held by ALPHAEON.
(3)	The address of Alpha International Investment Ltd., or Alpha, is c/o Unit 2006-08, Harbour Centre, 25 Harbour Road, Wan Chai, Hong Kong. James Xiao Dong Liu is the sole director of Alpha and controls the disposition of the shares held by Alpha. However, Alpha is managed by and its investment decisions are made by the investment committee of Sailing Capital Overseas Investments Fund, L.P., its affiliate. The foregoing persons may be deemed to share voting, investment or dispositive power over the shares held by Alpha. Bosun Hau, an employee of an affiliate of Alpha, is a member of the Board of Directors of ALPHAEON. ALPHAEON is the beneficial owner of shares of our common stock. As a member of the Board of Directors of ALPHAEON, Mr. Hau may be deemed to share voting, investment or dispositive power over our common shares held by ALPHAEON together with the other members of the Board of Directors of ALPHAEON. ALPHAEON is the borrower under certain convertible promissory notes issued by ALPHAEON to certain lenders, including Alpha. ALPHAEON’s obligations under the notes are secured by a first priority lien and security interest in substantially all of ALPHAEON’s assets, including all of our common shares held by it. This disclosure is provided for informational purposes only and shall not be construed as an admission that Alpha is, for the purposes of Sections 13(d) or 13(g) of the Exchange Act, the beneficial owner of the shares of our common stock held by ALPHAEON.

(4)	The address of Dental Innovations BVBA, or DI, is Wiegstraat 21, 2000 Antwerp, Belgium. DI’s voting and investment decisions are made by its managing directors which, as of the date of this prospectus, consist of Frank Laukotter and Didier Westen. The foregoing persons may be deemed to share voting, investment or dispositive power over the shares held by DI. Simone Blank and Jost Fischer, shareholders of DI, are members of the Board of Directors of ALPHAEON. ALPHAEON is the beneficial owner of shares of our common stock. As members of the Board of Directors of ALPHAEON, Ms. Blank and Mr. Fischer may be deemed to share voting, investment or dispositive power over our common shares held by ALPHAEON together with the other members of the Board of Directors of ALPHAEON. ALPHAEON is the borrower under certain convertible promissory notes issued by ALPHAEON to certain lenders, including DI. ALPHAEON’s obligations under the notes are secured by a first priority lien and security interest in substantially all of ALPHAEON’s assets, including all of our common shares held by it. This disclosure is provided for informational purposes only and shall not be construed as an admission that DI is, for the purposes of Sections 13(d) or 13(g) of the Exchange Act, the beneficial owner of the shares of our common stock held by ALPHAEON.

Relationship with Selling Stockholders
Mr. Malik, Mr. Hau and Ms. Blank are members of our board of directors.
Please see our Annual Report on Form 10-K, “Item 13 - Certain Relationships and Related Transactions, and Director Independence - Relationship with ALPHAEON Corporation”, which is incorporated by reference in this prospectus, for a description of our relationships with ALPHAEON Corporation.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•through agents;

•to or through underwriters;

•to or through brokers or dealers;

•directly to investors, including through a specific bidding, auction or other process;

•directly to agents;

•through a combination of any such methods of sale; or

•by any other method permitted pursuant to applicable law.
The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Global Market or any other organized market where the shares may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or the selling stockholders, or from the purchasers of the securities. Selling stockholders, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Agents may from time to time solicit offers to purchase the securities. If required, any agent involved in the offer or sale of the securities will be named, and any compensation payable to the agent will be described, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, the selling stockholders or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, the name of the dealer and the terms of the transactions will be set forth in the prospectus supplement.

We may directly solicit offers to purchase the securities and we or the selling stockholders may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the

Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us or the selling stockholders to indemnification by us or the selling stockholders against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us or the selling stockholders to payments it may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. If such shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. In addition to the above-mentioned methods of sale, the selling stockholders may also resell all or a portion of their securities in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus or an applicable prospectus supplement, provided that the selling stockholders meet the criteria and conform to the requirements of those provisions.

In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and if such short sale shall take place after the date that the registration statement of which this prospectus is a part is declared effective by the Commission, the selling stockholders may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered on the registration statement of which this prospectus forms a part to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the Commission.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if any such selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus, or an amendment or supplement thereto, under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

ALPHAEON will be deemed an “underwriter” and the other selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act and ALPHAEON will be and the other selling stockholders may be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the Nasdaq Global Market pursuant to Rule 153 under the Securities Act.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of common stock to engage in market-making activities with respect to common stock. These restrictions may affect the marketability of common stock and the ability of any person or entity to engage in market-making activities with respect to common stock.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the securities offered by this prospectus and any applicable prospectus supplement thereto will be passed upon for us by K&L Gates LLP, Irvine, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we name in the applicable prospectus supplement.

EXPERTS

The financial statements of Evolus, Inc. appearing in Evolus, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered hereby, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus and any accompanying prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database or our website.

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including our company, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov.

We also make these documents available on our website at www.evolus.com. Our website and the information contained or connected to our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it part of this prospectus or any accompanying prospectus supplement. You may also request a copy of these filings, at no cost, by writing us at 520 Newport Center Drive, Suite 1200, Newport Beach, California 92660, Attention: Vice President, Legal or telephoning us at (949) 284-4555.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC:

•our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 20, 2019;

•our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on March 18, 2019 and April 1, 2019; and

•the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-38381) filed with SEC on February 1, 2018, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering of the securities described in this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Evolus, Inc., 520 Newport Center Drive, Suite 1200, Newport Beach, California 92660, Attention: Vice President, Legal or telephoning us at (949) 284-4555. You may also access the documents incorporated by reference in this prospectus through our website at www.evolus.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

9,000,000 shares

Common Stock

PROSPECTUS SUPPLEMENT

SVB Leerink	Stifel	Cantor
H.C. Wainwright & Co.

April 21, 2021